Exhibit 3.1

HMN FINANCIAL, INC.

BY-LAWS

(As of August 23, 2022)

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

Section 2. Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

Except as otherwise provided in the Corporation’s Certificate of Incorporation, at any meeting of the stockholders, the holders of record of the shares of the capital stock entitled to cast one-third of the votes at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, one-third of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

Meetings of stockholders will be presided over by the Chair of the Board of Directors, if any, or in such person’s absence by the Vice Chair of the Board of Directors, if any, or in such person’s absence by the Chief Executive Officer, or in such person’s absence by the President (if not the Chief Executive Officer), or in such person’s absence by a Vice President, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting. The Secretary of the Corporation will act as secretary of the meeting, but in the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair appoints.

Section 6. Conduct of Business.

(a)         The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chair of any meeting of stockholders shall have the authority to adjourn the meeting to another place, date or time for any reason, regardless of whether a quorum is present.

(b)         At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder who proposed such business, and the name and address of any beneficial owner or owners on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder or by any such beneficial owner, (iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such stockholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of the Corporation, (D) any short interest of such stockholder or any such beneficial owner in any security of the corporation (for purposes of these By-laws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by Section 6(b)(iii) and this Section 6(b)(iv) shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date), (v) a description of all arrangements or understandings between such stockholder or any such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such business, and (vi) a representation that such stockholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. Notwithstanding anything to the contrary in this Section 6(b), this Section 6(b) does not apply to any stockholder proposal made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

(c)         Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and as to any beneficial owner or owners on whose behalf the nominations are made: (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the name and address of any such beneficial owner, (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder or by any such beneficial owner, and (C) the information and representation required under Sections 6(b)(iv) and (vi). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee, including a completed and signed questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request). No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing (or as otherwise permitted under applicable law) by the stockholder or his duly authorized attorney-in-fact filed in accordance with the procedure established for the meeting. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest under Delaware law.

Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or in the Certificate of Incorporation of the Corporation or as required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by a properly appointed inspector or inspectors of election.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8. Consent of Stockholders in Lieu of Meeting.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 9. Inspectors of Election.

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. In the event the Board of Directors fails to appoint an inspector of election, the chair presiding at the meeting shall appoint one or more persons as inspectors of election.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers, Number, Term of Office and Qualifications.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter, and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

In order to qualify as a director of the Corporation, each director must (a) have their primary domicile in a county in which Home Federal Savings Bank, a wholly owned subsidiary of the Corporation, has a full service branch; provided, however, the Board of Directors may waive this requirement by resolution approved by a majority of the Whole Board so long as a majority of the directors currently on the Board of Directors have their primary domicile in a county in which Home Federal Savings Bank has a full service branch, and (b) have received (or been deemed to receive) any approval, waiver, consent or non-objection of or to such director’s election to the Board of Directors required by the applicable federal banking or other regulator of the Corporation, Home Federal Savings Bank or any other subsidiary of the Corporation; provided, however, the Board of Directors may waive this qualification requirement by resolution approved by a majority of the Whole Board in its sole discretion.

Section 2. Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any class or series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chair of the Board or the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by facsimile transmission or other electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.

Meetings of the Board of Directors will be presided over by the Chair of the Board of Directors, if any, or in such person’s absence by the Vice Chair of the Board of Directors, if any, or in such person’s absence by the Chief Executive Officer, or in such person’s absence by the President (if not the Chief Executive Officer), or in such person’s absence by a chair chosen at the meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)         To declare dividends from time to time in accordance with law;

(2)         To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3)         To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or nonnegotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)         To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5)         To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6)         To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7)         To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8)         To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.

Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10. Eligibility to Run For Election.

A person who is not the chief executive officer of the Company shall not be eligible for election or re-election to the Board of Directors if, immediately prior to election or re-election, the director will have served on the Board of Directors for 12 or more years.

ARTICLE III

COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

Section 1. Generally.

(a)         The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chair of the Board, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer and from time to time may choose a Vice Chair of the Board or such other officers as it may deem proper. The Chair of the Board and Vice Chair of the Board shall be chosen from among the directors. Any number of offices may be held by the same person.

(b)         The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

(c)         All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2. Chair of the Board of Directors.

The Chair of the Board of Directors of the Corporation shall preside at all meetings of the Corporation’s stockholders, its Board of Directors and the Executive Committee meetings of the Board of Directors. He may sign account books, deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except where otherwise provided by other resolutions of the Board of Directors or by these By-laws or Certificate of Incorporation of the Corporation.

Section 3. Vice Chair of the Board of Directors.

The Vice Chair of the Board of Directors shall preside at meetings of the Corporation’s stockholders, its Board of Directors and the Executive Committee meetings of the Board of Directors in the absence of the Chair of the Board of Directors. The Vice Chair of the Board of Directors shall perform the duties of the Chair of the Board of Directors in his absence or during his disability to act and/or such other duties and powers as may be properly assigned from time to time by the Board of Directors or Chair of the Board of Directors.

Section 4. President.

The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 5. Vice President.

The Vice President or Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chair of the Board or the President.

Section 6. Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chair of the Board or the President.

Section 7. Chief Financial Officer.

The Chief Financial Officer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer with such banks or trust companies as the Board of Directors from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chair of the Board or the President, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

Section 8. Assistant Secretaries and Other Officers.

The Board of Directors may appoint one or more assistant secretaries and one or more assistants to the Chief Financial Officer, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-laws or as may be assigned to them by the Board of Directors, the Chair of the Board or the President.

Section 9. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V

STOCK

Section 1. Certificated and Uncertificated Shares of Stock.

Shares of the stock of the Corporation may be in certificated or uncertificated form, as provided in accordance with the General Corporation Law of the State of Delaware. Each holder of stock represented by a certificate shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only by the record holder of such stock, or an attorney lawfully appointed in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail or by telegram or mailgram, shall be the time of the giving of the notice. In addition, any notice to stockholders by the Corporation shall be effective if and when given by a form of electronic transmission permitted by the Delaware General Corporation Law.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII

MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance Upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods.

In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII

AMENDMENTS

The By-laws of the Corporation may be adopted, amended or repealed as provided in Article Seventh of the Certificate of Incorporation of the Corporation.